SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 25, 2015

ORBITAL TRACKING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-25097	65-0783722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1990 N California Blvd.8th Floor Walnut Creek, CA	94596
(Address of principal executive offices)	(Zip Code)

(925) 287-6432
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 25, 2015, Orbital Tracking Corp. (the "Company") conclusively determined that the previously issued unaudited financial statements as of and for the quarter ended September 30, 2014 (“Previously Issued Financial Statements”) as presented in the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the same period (collectively, the "September 30, 2014 10-Q"), contain certain errors that materially impact the Previously Issued Financial Statements. Accordingly, these Previously Issued Financial Statements and related financial information should no longer be relied upon.

Specifically, the Company identified errors in its Previously Issued Financial Statements in connection with the accounting for previously incurred debt as being extinguished and recognized as other income during the period.

The Company expects to file its restated unaudited financial statements for the period ended September 30, 2014 with its amended September 30, 2014 Quarterly Report on Form 10-Q/A as soon as is practicable.

The Company has discussed this matter with its independent registered public accounting firm

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orbital Tracking Corp.

Dated: March 26, 2015	By:	/s/ David Phipps
Name: David Phipps
Title: Chief Executive Officer